SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported)........ April 27, 1998

                         CHINA FOOD & BEVERAGE COMPANY
             (Exact name of registrant as specified in its charter)

           NEVADA                        0-11734                 87-0548148
(State or other jurisdiction of        (Commission            (I.R.S. Employer
 incorporation or organization)          File No.)           Identification No.)

               8 West 38th Street, 9th Floor, New York, NY 10018
             (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code:       (212)  398-7833

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     ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

      On April 27, 1998, the Company entered into an agreement pursuant to which it acquired 100% of Victoria Beverage Company Limited ("Victoria"). Victoria owns a 55% interest in Anhui Haodung Brewery Co., Ltd. located in Anhui, the Peoples' Republic of China.

      The purchase price was a $21,000,000 debenture issued in favor of the shareholders of Victoria. The debenture is for a term of five years bearing interest only at 8% per annum payable on the yearly anniversary of the issuance of the debenture. The debenture is convertible at any time during its term, at the option of the Company only, into shares of common stock of the Company at a conversion price of five dollars per share.

      If the debenture is converted into the Company's common stock, Victoria's former shareholders will become the Company's largest shareholder and be capable of determining the Company's future business and policy.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 6, 1998

                                         CHINA FOOD & BEVERAGE COMPANY
                                          (Registrant)

                                         By: /s/ James Tilton
                                             -----------------------------------
                                                  James Tilton, President